                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-44102, 333-49662, 333-57180,
333-57180-01, 333-68508, 333-68508-01, 333-73223, 333-83087 and 333-51548), on
Form S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496,
333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261 and
333-95595) of Tyco International Ltd. of our report dated October 18, 2001, except as to Note 31 which is as of December 18, 2001, relating to the Consolidated Financial Statements and Financial Statement Schedule, which appears in this Form 10-K/A.

                                          PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
New York, New York
December 30, 2002